UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 1, 2019

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RLGT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 1, 2019, Radiant Logistics, Inc.’s Board of Directors approved amendments to the Company’s By-Laws to change the vote standard for the election of directors from plurality to a majority of votes cast in uncontested elections.  In contested elections, the vote standard will continue to be a plurality of votes cast.

Item 8.01 Other Events.

In addition, Radiant Logistics, Inc.’s Board of Directors approved an amendment to the Company’s Corporate Governance Principles to provide that director nominees who fail to receive the required number of votes for re-election to the Board in accordance with the By-Laws will offer to resign.  The Board will consider the director's offer of resignation and determine whether to accept the resignation or reject it; provided, the director whose resignation is under consideration will abstain from participating in any decision regarding that resignation. The Board will publicly disclose its decision regarding the resignation within ninety (90) days after the results of the election are certified.  If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is elected and qualified.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

No.	Description

3.1	Amended and Restated Bylaw of Radiant Logistics, Inc. (October 1, 2019)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: October 2, 2019	By:	/s/ Todd Macomber
Todd Macomber
Senior Vice President and Chief Financial Officer